UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Effective June 9, 2016, Mattress Firm, Inc. (“MFI”), a Delaware corporation and wholly owned subsidiary of Mattress Firm Holding Corp., a Delaware corporation (the “Company”), entered into a vendor supply agreement (the “Supply Agreement”) with Sherwood Bedding Holding Company, LLC, a Florida limited liability company (“Bedding”), Sherwood West, LLC, a Delaware limited liability company (“West”), Sherwood Southeast, LLC, a Florida limited liability company (“Southeast”), Sherwood Southwest, LLC, a Florida limited liability company (“Southwest”), Sherwood Midwest, LLC, a Florida limited liability company (“Midwest”), and their future affiliated bedding manufacturing companies (Bedding, West, Southeast, Southwest, Midwest and their future affiliated bedding manufacturing companies are collectively referred to as “Sherwood”).  The Supply Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Unless terminated earlier in accordance with its terms, the Supply Agreement has a three year term starting on July 1, 2016.  The Supply Agreement supersedes and replaces the existing supply agreements between MFI and Sherwood and sets forth the minimum volume of purchases that MFI is required to make from Sherwood each contract year, the volume rebate, as well as the general terms relating to, among other things, payment, warranties, indemnification, intellectual property rights and delivery applicable to purchases of products by MFI from Sherwood.

Pursuant to the Supply Agreement, MFI may order from Sherwood proprietary products that are the result of the parties’ collaborative efforts and other non-proprietary products that are manufactured by Sherwood.  Sherwood establishes the prices for all products supplied to MFI; however, the parties must mutually agree on the initial price of any proprietary products.  Sherwood may only change the price of products upon providing 60 days’ written notice to MFI and in the case of proprietary products, MFI must consent to those changes.  Under the terms of the Supply Agreement, Sherwood is prohibited from manufacturing for, or selling to, any third party any of the proprietary products or any developed or otherwise created intellectual property contained in such products.

Either party may terminate the Supply Agreement for the other party’s breach of any material covenant or obligation that remains uncured for 15 or more days after receiving written notice of the default.  MFI may also terminate the Supply Agreement upon certain changes of control of Sherwood, in the context of force majeure, or after July 1, 2017, for convenience by paying an early termination fee and providing 12 months’ written notice to Sherwood.  Sherwood further has a termination right if MFI fails to meet, on an annual basis, specified volume targets with respect to its product purchases from Sherwood.

The foregoing description of the Supply Agreement is qualified in its entirety by reference to the full text of the Supply Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02                   Results of Operations and Financial Condition.

After the close of the market on June 9, 2016, the Company issued a press release announcing its financial results for the first fiscal quarter (13 weeks) ended May 3, 2016.  The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 to the Company’s Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01                   Financial Statements and Exhibits.

(d)	Exhibits

10.1(1)

Vendor Supply Agreement, dated June 9, 2016, among Mattress Firm, Inc. and Sherwood Bedding Holding Company, LLC, Sherwood West, LLC, Sherwood Southeast, LLC, Sherwood Southwest, LLC, Sherwood Midwest, LLC, and their future affiliated bedding manufacturing companies.

99.1	Press Release dated June 9, 2016.

(1)         Specified provisions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: June 9, 2016	By:	/s/ Alexander S. Weiss
Alexander S. Weiss
Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
10.1*

Vendor Supply Agreement, dated June 9, 2016, among Mattress Firm, Inc. and Sherwood Bedding Holding Company, LLC, Sherwood West, LLC, Sherwood Southeast, LLC, Sherwood Southwest, LLC, Sherwood Midwest, LLC, and their future affiliated bedding manufacturing companies.

99.1	Press Release dated June 9, 2016.

*              Specified provisions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.